UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2011

RADNET, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-19019	13-3326724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item  2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 7, 2011 RadNet, Inc. (“RadNet”) consummated the acquisition of American Radiology Services and The Imaging Institute, owners and operators of 21 imaging centers located in Maryland, Delaware and Rhode Island, pursuant to a definitive purchase agreement dated November 7, 2011, for an aggregate of approximately $40.2 million in cash, promissory notes and assumed debt.

Item 8.01                      OTHER EVENTS

On November 8, 2011 RadNet issued a press release announcing the closing of the acquisition of American Radiology Services and The Imaging Institute included at Exhibit 99.1 to this Current Report.  Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired

The financial statements required by this item will be filed with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but in no event later than January 23, 2012.

(b)           Pro forma financial information

The financial statements required by this item will be filed with the SEC as soon as practicable, but in no event later than January 23, 2012.

(d) Exhibits

99.1	Press Release issued by RadNet, Inc. on November 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNET, INC.

Date: November 8, 2011	By:	/s/ Jeffrey L. Linden
Name: Jeffrey L. Linden
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press Release issued by RadNet, Inc. on November 8, 2011 (this exhibit is furnished and not filed).